BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated January 7, 2005, accompanying the financial statements of Merchandise Creations, Inc., a development stage company, on Form SB-2 as of December 31, 2004, and for the period October 1, 2004 (Inception) through December 31, 2004.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Merchandise Creations, Inc., a development stage company, on Form SB-2.

Signed,

/s/ Bagell, Josephs & Company, L.L.C.

Bagell, Josephs & Company, L.L.C.

September 15, 2005